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                                                                   Exhibit 12(b)

                    [Goodwin, Procter & Hoar LLP letterhead]





                                December 31, 1996


The Pilot Funds
3435 Stelzer Road
Columbus, OH  43219

Ladies and Gentlemen:

         We hereby consent to the inclusion of our opinion regarding the tax consequences of the reorganizations proposed in the Registration Statement on Form N-14 (No. 333-07715), filed with the Securities and Exchange Commission on July 5, 1996, of The Pilot Funds, a Massachusetts business trust, as an Exhibit in Post-Effective Amendment No. 1 to the above referenced Registration Statement.

                                               Very truly yours,

                                               /s Goodwin, Procter & Hoar LLP

                                               GOODWIN, PROCTER & HOAR  LLP